     As filed with the Securities and Exchange Commission August 17, 2007
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

COMMISSION FILE NUMBER 333-138512

FUNDSTECH CORP.
(Exact name of registrant as specified in its charter)

Delaware	6099	51-0571588
State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification No.)

100331 Sawgrass Drive West, Suite 107, Ponte Vedra Beach, FL 32082 (904) 273-2702
(Address and telephone number of registrant's principal executive offices)

100331 Sawgrass Drive West, Suite 107, Ponte Vedra Beach, FL 32082 (904) 273-2702
 (Name, address and telephone number of agent for service)

2007 INCENTIVE STOCK PLAN
(Full title of plan)

Copy of communications to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
SICHENZIA ROSS FRIEDMAN FERENCE LLP
61 Broadway NEW YORK NY 10006
TEL 212 930 9700 FAX 212 930 9725
WWW.SRFF.COM

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share(2)	Proposed maximum Aggregate offering Price	Amount of Registration fee

Common Stock ($.001 par value)	2,000,000	$1.45	$2,900,000	$310.03

(1) Shares underlying the 2007 Incentive Stock Plan.

(2) Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the average of the high and low selling prices per share of Common Stock of Fundstech Corp. on August 16, 2007.

PART I

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant’s 2007 Incentive Stock Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information, the 2007 Incentive Stock Plan.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) or additional information about the 2007 Incentive Stock Plan are available without charge by contacting:

David Fann, President
Fundstech Corp.
100331 Sawgrass Drive West, Suite 107
Ponte Vedra Beach, Florida 32082
(904)-273-2702

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

•	Reference is made to the Registrant’s prospectus as filed with the SEC on February 2, 2007, which is hereby incorporated by reference.

•	Reference is made to the Registrant’s quarterly report on Form 10-QSB, as filed with the SEC on July 11, 2007 which is hereby incorporated by reference.

•	Reference is made to the Registrant’s quarterly report on Form 8-K, as filed with the SEC on August 16, 2007 which is hereby incorporated by reference.

Item 4. Description of Securities.

  Not Applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Delaware law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the “Acts”) as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

None.

Item 8. Exhibits.

EXHIBIT
NUMBER	EXHIBIT

4.1	2007 Incentive Stock Plan

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

23.1	Consent of LL Bradford, LLC

23.2	Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

   To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ponte Vedra, State of Florida on August 17, 2007.

FUNDSTECH CORP.

/s/ Michael Dodak
Michael Dodak Chairman, Chief Executive Officer and Director

/s/ Don Headlund
Don Headlund Chief Financial Officer and Director

/s/ David Fann
David Fann President and Director

/s/Paul Cox
Paul Cox Secretary and Director

/s/ Victoria Vaksman
Victoria Vaksman Executive Vice President, Director

/s/ Pierre Besuchet
Pierre Besuchet Director